UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 28, 2006

Sipex Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-27892	04-6135748
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

233 South Hillview Drive, Milpitas, California		95035
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-934-7500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 28, 2006, Sipex Corporation ("Sipex" or the "Company") entered into Amendment No. 6 ("Amendment No. 6") to the Loan and Security Agreement with Silicon Valley Bank (the "Bank") dated July 21, 2005 (as amended on October 7, 2005, November 10, 2005, January 19, 2006, May 18, 2006 and August 1, 2006). Amendment No. 6 modifies the Loan and Security Agreement as follows (capitalized terms not otherwise defined herein shall have the meaning ascribed to them in Amendment No. 6):

Section 2.1.1 (Revolving Advances) is amended to provide that the Bank will make advances not exceeding the lesser of (i) the borrowing base plus $2,000,000, and (ii) the committed revolving line of credit of $5,000,000, minus the sublimit utilization amount.

A new Section 2.1.5 (Term Loan) is added pursuant to which that the Bank agrees to lend to Sipex from September 28, 2006 to December 31, 2006, Term Loans (each a "Term Loan") in an aggregate amount not to exceed $2,000,000. Each Term Loan made thereafter shall be in an amount not less than $500,000. The number of Term Loans shall not exceed 2. Interest accrues from the date of each Term Loan at the rate set forth in Section 2.3. Interest on each Term Loan shall be payable beginning on the first day of the month following the funding date of such Term Loan. Each Term Loan shall be payable in thirty-six (36) equal monthly installments of principal plus accrued interest. When repaid or prepaid, the Term Loan may not be re-borrowed.

Section 2.3 (a) (Interest Rate) is amended to provide that advances will accrue interest on the outstanding principal balance borrowed under the committed revolving line of credit at a per annum rate chosen by Sipex either at the Prime Rate or LIBOR Rate (depending upon the interest period of one, two or three months selected by the Company) plus 2.75%. Each Term Loan will bear interest on the outstanding principal amount thereof from the date when made until paid in full at a rate per annum equal to 9.25%. Interest is computed on a 360-day year for the actual number of days elapsed.

Section 6.2 (Financial Statements, Reports, Certificates) is amended to include a requirement that a report of any legal actions pending or threatened against the Company or any of its subsidiary that could reasonably result in damages or costs of $500,000 or more be delivered promptly to the Bank. Within 30 days after the end of each fiscal quarter (monthly if the Credit Extensions (other than the Term Loans) exceed an aggregate amount of $2,000,000), the Company shall provide to the Bank (i) a detailed aging of its accounts receivable and accounts payable, and (ii) a Borrowing Base Certificate signed by a Responsible Officer.

Section 6.7 (Financial Covenants) is amended to provide that Sipex will maintain, as of the last day of each fiscal quarter, a Liquidity Ratio of not less than 2.50:1.00. The Liquidity Ratio is calculated as the sum of (i) Sipex’s unrestricted cash and cash equivalents, short-term marketable securities and 50% of consolidated Accounts divided by (ii) the Obligations. Sipex will maintain, as of the last day of each fiscal quarter set forth below, a Tangible Net Worth of at least the amount set forth below for each fiscal quarter ending date. For purposes of this calculation, up to $5,000,000 in an aggregate amount of non-cash charges relating to inventory write-downs and/or restructuring charges may be added to Tangible Net Worth.

Fiscal Quarter Ending Date: September 30, 2006
Minimum Tangible Net Worth: $600,000

Fiscal Quarter Ending Date: December 31, 2006
Minimum Tangible Net Worth: (-$5,500,000)

Fiscal Quarter Ending Date: March 31, 2007
Minimum Tangible Net Worth: (-$10,000,000)

Fiscal Quarter Ending Date: June 30, 2007
Minimum Tangible Net Worth: (-$13,000,000)

Each fiscal quarter thereafter
Minimum Tangible Net Worth: (-$13,000,000) plus 50% of any positive net income (with no adjustment for losses) and 50% of any new equity raised

In addition, Amendment No. 6 extends the maturity date from September 30, 2006 to September 29, 2007.

The foregoing does not purport to be a complete description of Amendment No. 6 and is qualified in its entirety by reference to the actual Amendment No. 6, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1 Amendment No.6 to Loan and Security Agreement between Sipex Corporation and Silicon Valley Bank dated September 28, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sipex Corporation

October 4, 2006	By:	Clyde R. Wallin

Name: Clyde R. Wallin
Title: Chief Financial Officer and Senior VP of Finance

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No.6 to Loan and Security Agreement between Sipex Corporation and Silicon Valley Bank dated September 28, 2006